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                                                                   Exhibit 10.18






                              COOPERATIVE CONTRACT


                                     BETWEEN


                             CHINA NORTHERN AIRLINES


                                       AND


                     U.S.PASCO INTERNATIONAL AVIATION CORP.




























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                              COOPERATIVE CONTRACT

FOREWORD

         In accordance with the "Law of the People's Republic of China for the Sino- foreign Cooperative Enterprises" and other laws and regulations of China, China Northern Airlines (hereafter referred to as "Party A") and U. S. Pasco International Aviation Corp. (hereafter referred to as "Party B") signed the cooperative contract of Shenyang Northern Aircraft Maintenance Engineering Corporation (hereafter referred to as "the contract") in Shenyang, China on February 28, 1996 an the principle of equality and mutual benefit to carry out maintenance and repair fo avionics, instruments and accessaries of aircraft.

12.      Definitions

         (a) The "Constitution" means the constitution of the cooperative enterprise.

         (b) The "Board of Director" means the board of director of the cooperative enterprise.

         (c) China means the People's Republic of China.

         (d) The "cooperative enterprise" means the facilities in Shenyang, Liaoning Province, China invested jointly by both parties and permitted specially by China Aviation Bureau.

         (e) The "effective date" means the effective date of this contract which is the date of this contract that is examined and approved by the authority department.

         (f) The "authority department" means China Civil Aviation Bureau.

         (g) "Reminbi" or "RMB" means the legal currency of China.

         (h) "US Dollars" or "US$"means the legal currency of the United States of America.

13.      Both parties of cooperation

         Both parties of this contract are as follows:
         Party A. China Northern Airlines
         Registered Place: Shenyang, Liaoning Province, China
         Legal person: Jiang Lianying
         Title: General Manager
         Nationality: The People's Republic of China

         Party B: U.S. Pasco International Aviation Corp.
         Registered place: Florida, U.S.A.


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         Legal person: Simon Chiang
         Title: President
         Nationality the United States of America

         Declaration and guarantee of both parties

         (a) Both parties are the legal persons who are organized and existing according to the laws of establishment place.

         (b) Both parties will not violate any arrangements or agreements because of signing or performing this contract.

         (c) Both parties and their representatives are legally authorized to sign this contract.

14.      Establishment of the cooperative enterprises

         (a) Both parties agree to establish the cooperative enterprise in accordance with the "Law of the People's Republic of China for the Sino-foreign Cooperative Enterprise" and other laws and regulations of China as well as the clauses of this contract. The legal person of the cooperative enterprise is organized according to the laws of the People's Republic of China, and protected and governed by China laws.

         (b) The name of the cooperative enterprise is ____________________________ in Chinese and Shenyang Northern Aircraft Maintenance Engineering Corporation in English.

         The legal address of the cooperative enterprise is Taoxian Airport in Shenyang, Liaoning Province, China.

         (c) This contract is controlled the applicable laws, decrees, regulations and rules of the People's Republic of China. If the Chinese Government, the provincial governments or local governments give the cooperative enterprise or either party or allow it to have the more advantageous treatment than clauses in this contract with their new laws regulations and rules or in other manners after this contract is signed, both parties and the cooperative enterprise should cooperate and apply quickly for such treatment.

         (d) The cooperative enterprise should be run as an independent and profitable enterprise unless there is a special requirement and concrete stipulations in this contract.

         (e) The responsibilities of both parties for the cooperative enterprise will depend upon the investment amount of each party. Both parties will share profits and take any risk or loss according to the investment proportion. Within thirty (30) days upon receipt of the approval certificate of the authority department, the cooperative enterprise will be registered in Liaoning


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Provincial Industrial and Commercial Administration in accordance with the registration stipulations of the People's Republic of China for enterprise's legal person.

         (f) The establishment date of the cooperative enterprise is the day when Liaoning Provincial Industrial and Commercial Administration issues the business license to the cooperative enterprise.

15.      Purpose and scope

         (a) The purpose of cooperation is to use the advanced maintenance facilities that Party A and the advantages of Party B in sales of air materials to establish the cooperative enterprise in Shenyang, China for maintaining and repairing avionics, instruments and accessaries of aircraft in the world.

The cooperative enterprise should manage to bring satisfactory economical 'benefits to both parties.

         (b) The business scope of the cooperative enterprise is to maintain and repair aircraft parts,

16.      Total investment and registered capital

         (a) Total investment of the cooperative enterprise is US$ 4 million.

         (b) The registered capital of Party A for the cooperative enterprise is US$ 3 million, making up 75% of the total registered capital.

         (c) The registered capital of Party B is US$ 1 million, making UP 25%.

         For the additional funds that the cooperative enterprise requires, the cooperative enterprise can obtain the loan from the financial organizations at home and abroad. The management department of the cooperative enterprise should with the help of both parties, finance the additional funds under the most competitive condition. Both parties should give the guarantee according to their investment proportion.

         (d) Both parties should fund the registered capital as follows:

             (1) Party A funds US$ 3 million including: 1.85 million or production equipment; 0.8 million for technical documentation; 0.35 million for air materials and spare parts.

             (2) Party B funds US$ 1 million.



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         (e) The investment amount of both parties must be assessed according to the laws and regulations of China with the effective assessment report.

17.      Duties of both parties

         To execute this contract, both parties should undertake the following responsibilities specified for each party.

         (a)      Party A's responsibility:

                  In addition to other responsibilities specified in this contract, Party A should be responsible for the following things:

                  (1) According to the related stipulations of this contract pay its investment amount within six months upon the issuance of the business license.

                  (2) Help employees who are despatched by Party B to the cooperative enterprise to get the necessary visa, work permit and traveling formalities in China.

                  (3) Give the administrative support including but not limited the Chinese managers, production and technician (including, translators and other persons involved).

                  (4) Obtain the approval, permit and license from the competent authorities in China.

                  (5) Help the cooperative enterprise go through the custom procedures.

                  (6) Help the cooperative enterprise select machines, equipment, components and parts inside or outside China with the most competitive price.

                  (7) Provide the qualified person to accept the straining and arrange these persons to operate the special equipment.

                  (8) Help the cooperative enterprise open the. foreign exchange account and Reminbi account in the bank approved by China Bank and the National Foreign exchange Administration and get the loan from China which is allowed by the law.

                  (9) Help the cooperative enterprise get the necessary approval for foreign exchange balance activity according to the law of the People's Republic of China.

                  (10) Help the cooperative enterprise get the necessary approval from the National Foreign exchange Administration for collecting the foreign exchange from customers inside China because of maintenance and repair services.


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                  (11) Give suggestions and renew the information on the basis of the laws and regulations of the Chinese Government and local government, which axe applicable for the management of the cooperative enterprise in order to keep the cooperative enterprise following these laws and regulations.

                  (12) Being in charge of other matters entrusted by the cooperative enterprise or designated in this contract.

         (b)      Party B's responsibilities:
         In addition to other responsibilities specified in this contract, Party B should be responsible for the followings:

                  (1) According to the related stipulations in this contract. pay its investment amount within six months upon the issuance of the business license.

                  (2) Provide foreign employees according to the requirements.

                  (3) Help the cooperative enterprise select machines, equipment, components and parts inside or outside China with the most competitive price.

                  (4) Undertake the international sales and market development to ensure the cooperative enterprise to have the maximum maintenance volume.

                  (5) Help the cooperative enterprise apply for and get the complete FAA permit within three years.

                  (6) Support the relative trainings both inside and outside China.

                  (7) Be responsible for other matters entrusted by the cooperative enterprise or designated in this contract.

                  (8) Both parties agree to maintain and repair all the components and parts of aircrafts that China Northern Airlines free of charge during the period of cooperation.

18.      Board of Directors

         (a) The Board of Directors should be established upon the date of registration of the enterprise.

         (b) The Board of Directors should be consisted of five directors. Four of them should be nominated by Party A and one by Party B. The President should be nominated by Party A and the Vice-president by Party B.



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         (c) Director (including tile President and the Vice President) have four (4) years' term of office. They can be reappointed by the original nominator. Any vacant position of the Board of directors (including the President and vice president) can be filled up by the original nominator.

         (d) The president is the legal person of the cooperative enterprise. If the President or any director cannot perform his (her) responsibility, He (she) can authorize other person as his (her) representative.

         (e) The Board of Directors should be the highest power organ that discusses and decides all the important things about the cooperative enterprise. The Board of Directors can authorize the general manager of the cooperative enterprise to be responsible for some business. The board meeting should be held at least twice a year on the date and in the place that both parties agree. The board meeting may be a telephone meeting in the time and the manner agreed by both parties. Two third (2/3) directors including director from Party B) constitute the quorum of the boarding meeting. The Board of Directors can adopt the resolution in the form of written mobile vote.

         (f) The President should give the written notice thirty (30) days before the meeting is held containing the subjects under discussion, time and place. Such notice should be made both in Chinese and English and include the detail agenda and all the related or necessary reports, documents and other materials.

         (g) In case of emergence, the President should use the fastest telecommunication means to note directors the necessary action that the cooperative enterprise needs to take and the time for such action. If he quorum of the board meeting cannot be reached in the time when the cooperative enterprise is allowed to take action because of emergent situation. both parties can appoint a director respectively to give the written consent by fax authorizing the management department of the cooperative enterprise to take action. Afterwards, the Board of Directors should hold the board meeting in the reasonable and possible time to adopt such action

         (h) If any director cannot attend the board meeting for some reason, he can appoint a representative in written form to attend the meeting and make a vote. One representative can represent one or more directors. If one director cannot attend the meeting and does not appoint a representative, he abstain from voting.

         (i) Directors of the cooperative enterprise should be paid by the cooperative enterprise in accordance with the post. The cooperative enterprise should pay such expenses as flight ticket, land communication and board and lodging due to the 4 board meeting to directors and their representatives.

         (j) Every director has one vote. When the affirmative vote and negative vote for a resolution are the same, the President should have a final decision vote.


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         (k) The resolution concerning the following issues must 'be adopted only when all the directors or their representatives at the meeting give the affirmative vote:

         (1) Revision of the constitution;
         (2) Addition, reduction or transfer of the registered capital (except clause 14 in this contract and adjustment of the investment proportion of both parties;
         (3) Termination, dismission and liquidation of the cooperative enterprise;
         (4) Transformation of surplus to capital increase which is outside the requirement of China laws;
         (5)  Any guarantee provided by the cooperative enterprise;
         (6) Suggestions upon profit distribution and payment which axe not made by the maximum limit proved reasonably from surplus of previous period;
         (7) Any agreement, trade and series agreement trade between the cooperative enterprise and associated corporation of either party exceeding 200,000 US$ in value;
         (8) Any important trade between any director,'senior staff or employee in their own name or in the name of the third party and the cooperative enterprises'.
         (9) Reasonable arguments put forward by either party that suffers from great or unfavourable influence due to any action that belongs the regular business of the cooperative enterprise.

         (l) The resolution concerning the following issues should be adopted only if three (3) directors (at least including a director from Party B) give the affirmative vote:

         (1) The reserve fund that is used for the capital increase which is outside of the requirement of China laws;
         (2) The loan sum exceeding 100,000 US$ in any twelve (12) months in the name of the cooperative enterprise;
         (3) Approval of yearly budget and business plan;
         (4) Great changes in the management organ;
         (5) Establishment of branches;
         (6) Change of legal address of the cooperative enterprise;
         (7) Approval of the maintenance and. repair contract which is outside the regular business scope of the cooperative enterprise;
         (8) Appointment and disappointment of chartered auditor and lawer;
         (9) Some services or some items of which expenditures exceed 100,000
             US$;
         (10) Suggestions upon profit distribution and payment by the maximum limit reasonably proved by surplus of the previous period;
         (11) Investigation. dispute and reconciliation of claim or lawsuit put forward by noncooperative party; and the relative resolution made by the cooperative enterprise for the important claim and lawsuit of non-cooperative party;
         (12) Any other matters that need the Board of Directors to make resolution.


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         (m) Every board meeting should be recorded and signed by directors or their representatives attending to the meeting. The President should designate a special person to make record both in Chinese and English. The record should be submitted to the Headquarter of the cooperative enterprise for record. The record copies should be delivered to both parties as soon as possible. When Chinese and English versions are in consistent, the Chinese version is the right one for the lawful interpretation.

19.      Business management

         (a) The Board of directors of the cooperative enterprise should have an organ that is responsible for daily operation and management of the cooperative enterprise, for which one General Manager should be appointed,

         (b) The General Manager should be nominated by Party A and appointed after all directors of the Board agree unanimously for four (4) years' term of office. The General Manager can be reappointed the Board of Directors after expiration of term of office.

         (c) The Board of Directors should elect the General Manager from nominated candidates, who should do the best until he hands in his resignation or is replaced. Any managers can be recalled by the majority of the Board of Meeting and their candidates should be elected according to clause 8 (b).

         (d) The General Manager is responsible for execution of decisions made by the Board of Directors, and for organizing and leading the daily business and management of the cooperative enterprise. The concrete functions, rights and duties of the General Manager are stipulated in the Constitution of the cooperative enterprise.

         (e) There are three (3) vice general managers under the General Manager. They are nominated by the General Manager and appointed after the majority of directors of the Board agree. The vice general managers should assist the General Manager to operate daily transactions. The vice general managers can be recalled by the General Manager through agreement of the majority.

         (f) Staff members of the business and management departments should carry out the tasks given by the General Manager.

         (g) Foreign employees despatched by Party B could be paid by the cooperative enterprise according to the standard used in the similar cooperative enterprises in this region. Same number of persons from Party A will share the same treatment in the cooperative enterprise.



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         (h) Anyone who misuses his right, seeks personal interests corrupts and ignores his duties or is unequal to his duty should be dismissed. The General Manager should be replaced according to clause 8 (c).

20.      Annual business plan and budget

         (a) The General manager and his hands should be responsible for developing the annual business plan and budget of the cooperative enterprise. The annual business plan and budget of every fiscal year ( including the assets liability statement, balance sheet, fund expenditure plan and forecasting statement for cash flow, should be submitted to the Board of Directors for examination and check before September of previous year together with detail information about the following items:

         (1) Purchase of equipment and other assets.;
         (2) Financing and application of funds foreign exchange and Reminbi)
         (3) Maintenance and repair of assets and equipment;
         (4) Revenue and expenditure budget included in the annual business plan and budget;
         (5) Plan for training employees;
         (6) Plan for employing foreign staff members;
         (7) Other matters required by the Board of Directors for the time;

         (b) The annual business plan and budget should be examined and approved by the Board of directors at a meeting before the beginning of next year, and then submitted to the concerned department that is in charge of the cooperative enterprise for record if it is necessary. The General Manager should be responsible for implementing the annual business plan and budget approved by the Board of Directors.

21.      Foreign exchange

         (a) Act on "Provisional regulations of the People's Republic of China for the Foreign Exchange" and the related laws and regulations.

         (b) Unless otherwise specified by the Board of directors, the cooperative enterprise should apply the foreign exchange in the following priority order:
         (1) Loan capital and interests and concerned liabilities that require the foreign exchange;
         (2) Payment for imported materials services and equipment that are necessary for the business and require the foreign exchange;
         (3) Payment for some administrative expense that are necessary the business and require the foreign exchange;
         (4) All costs, payment and expenditures of both parties due to this contract should be reimbursed by the foreign exchange.
         (5) Payment for pure profits and proper incomes after Party B pays tax by the laws.


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22.      Labour Management

         (a) The cooperative enterprise should have the enterprise autonomy granted for the foreign- funded enterprise and the right to employ and dismiss employees. Appointment, employment dismission and resignation of employees and their wage, salary, labour insurance, welfare, bonus, labour discipline and other matters in the cooperative enterprise will be carried out according to "Labour Management Regulation of the People's Republic of China for the Foreign-funded Enterprise" and the related laws and regulations.

         (b) Employees in the cooperative enterprise must abide by the rules and regulations and the system of the cooperative enterprise and fulfil their tasks. The Board of Directors will authorize the General Manager to work out and issue the associated management rules and regulations and system.

23.      Auditing of accounting and taxation

         (a) The cooperative enterprise should have an accountant manager who is nominated by Party A and appointed after the majority of directors agree.

         (b) The cooperative enterprise should pay tax according to the related laws and regulations of China. In accordance with the government approval, the cooperative enterprise should enjoy all the preferential treatment about tax and duty.

         (c) The fiscal year of the cooperative enterprise should start from January 1 of each year and end on December 31 of the said year. The first fiscal year of the cooperative enterprise should start from date of issuing the business license of the cooperative enterprise and end on December 31 of said year. The final fiscal year should start from January 1 of the terminated year until its termination day.

         (d) The cooperative enterprise will adopt the current accrual basis in the world. All accounting records, slips, accounting books and statements in the cooperative enterprise should be made according to the accounting principle of China, written in Chinese and kept. The cooperative enterprise use Reminbi as its entry currency. The annual and quarterly statements should be approved and signed by the General Manager, written in Chinese and kept.

         (e) In accordance with the requirements of the Ministry of Finance of the People's Republic of China and related regulations and on the basis of the concrete condition of the cooperative enterprise, the cooperative enterprise should draw out its financial accounting and administration method and submit them to the competent department and the concerned financial and tax department for approval and record.

         (f) The cooperative enterprise will designate an accountant office chartered in China and appoint it as the auditor of the cooperative enterprise after approved by the Board of Director


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to examine and verify the" accounts and account books, and submit the inspection report to the Board of Directors and the General Manager within sixty (60) days after each fiscal year.

         (g) Within thirty (30) days after each calendar quarter is ended, the General Manager should prepare the quarter accounting statements and deliver them to both parties. The quarter accounting statement should contain the business results, financial status and other information that either party wants to get during this period.

         (h) The following accounting principle should be taken as the guide principle for the sustained business of the cooperative enterprise:

         (1) Unless specified otherwise, the Profits obtained by the cooperative enterprise should deduct the reserve fund, bonus, welfare fund, and development fund specified in the constitution of the cooperative enterprise after the cooperative enterprise pays its income tax according to the taxation law and regulations of the People's Republic of China and the net profit be distributed according to the proportion of the registered capital of each party.
         (2) The financial statement and management after each stage is ended should comply with the standard required by China for foreign-funded enterprise.

24.      Cooperative period
         Except for the termination in clause 14, the cooperative period is eleven (11) years, which is calculated from the day when the business license is issued. If both parties want to extend the cooperative period, they should set forth the application to the examination and approval department six months before the expiration of the cooperative period. After the approval, the period can be extended, and the registration procedure for change must be carried out the Liaoning Provincial Industrial and Commercial Administration.

25.      Termination and liquidation

         (a) Based on the following reasons, either party can give the written notice to other party for termination of this contract ninety (90) days in advance:
         (1) If any party violates this contract seriously and does not correct within sixty (60) days upon receipt of notice from the party that does not violate the contract;
         (2) If any party violates the stipulations of this contract and transfer its right and interest of the cooperative enterprise;
         (3) If the governmental government that has the control right over either party or the cooperative enterprise develops any policy, laws and regulations that possibly of cause severe and disadvantageous results to either party of the cooperative enterprise and both parties cannot discuss and decide the necessary adjustment specified in clause 17 (b) of this contract;
         (4) If the cooperative enterprise cannot get the approval from U.S. Federal Aviation Bureau and the approval obtained is reversed;
         (5) If the unexpected conditions take place so as that the majority of directors thinks the business of the cooperative enterprise is profitless;


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         (6) If the physical performance of this contract cannot be carried out over one hundred and eighty (180) days due to the force majeure;

         (b) If either party gives the notice that requires to terminate this contract according to clause 14 (a) (1) and (2) this party can process according to the applicable laws.

         (c) If either party gives the notice that requires to terminate this contract according to clause 14 (a) (3) and six both parties is should hold negotiation within sixty (60) days upon delivery of the notice to get understanding about this notice. When a period of sixty (60) days is ended, both parties should take steps immediately for liquidation if the party that gives the notice upon termination still wish to terminate this contract.

         (d) Regardless of the reason why the cooperative enterprise want to terminate, the other assets should be evaluated and liquidated according to the related stipulations of China except for 25 thousand US$ invested once by Party B.

         (e) Within five years' establishment of the cooperative enterprise, if either party requires to terminate this contract beyond the reasons in clause 14
(a) (1) to (6) (e. g.) adjustment of corporation structure, changes in the business status and bankrupt(y), either one cannot get any assets from the cooperative enterprise.

26.      Breach responsibility

         If either party violates this contract, it should compensate the direct losses suffered by another party. If both parties in this contract are in breach they should undertake their liabilities respectively due the violation. It does not mean the waive if a party does not give a notice to the party this is in breach. Any waive to the violation of this contract does not constitute the waive to any other violation of this contract. In any cases, special, occasional or indirect compensation such as surplus losses, profitable losses or losses in economical advantage in future due to performance or non-performance of this contract will not 'be borne by either party.

27.      Applicable law

         (a) The effectiveness, interpretation, performance and dispute solution of this contract should be controlled by the laws published in China. However, if some specific matter is not under the control of the laws published in China, the general international practice should be followed. Party A should let Party B know the Chinese laws.

         (b) If China or U.S. issues the new laws or regulations or the existing laws and regulations are revised or interpreted after this contract is signed, both parties should discuss immediately the severe and unfavourable influences on either party's economical benefits and make the greatest effort on the necessary adjustment in order that the economical benefits of both


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parties in this contract are not lower than those given before those laws or regulations are issued newly or revised or interpreted.

28.      Force majeure

         (a) The force majeure means:
         (1) Accidents that cannot be controlled by both parties or he cooperative enterprise in this contract;
         (2) Accidents that cannot be expected or are unavoidable even though they can be expected;
         (3) Accidents that take place after the contract is signed;
         (4) All the states that cause either party or the cooperative enterprise not to perform wholly or partly this contract;
         These accidents include but not limited to non- human accidents, fire, flood, dry, typhoon, earthquake or other natural disasters, traffic accidents, war or governmental action.

         (b) If either party of this contract cannot perform this contract due to the force majeure accidents, the period to perform this contract should be extended to one affected by the force.

         (c) Either party that is affected by the force majeure should notice another party about the force majeure by telex or fax in the time as short as possible, and post the accident certificate issued witnessed by the associated departments to another party with registered air mail within thirty (30) clays.

         (d) If the force majeure accidents prolongs for more than one hundred and eighty (180) days, both parties should discuss friendly the problems how to perform further this contract ( if the further performance is necessary).

29.      Insurance

         (a) Both parties agree to make insurance according to the relative stipulations of Chinese People's Insurance Company.

         (b) All these insurance slips should be calculated in Reminbi.

30.      Revision and change of the contract

         Both parties should sign the written document for revision and/or supplement of any contents of this contract. Both parties recognize and agree that any change can come into force only after approved by the defined government.




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31.      Dispute solution

         (a) Taking the right that both parties can have to terminate this contract according to clause 14 in this contract as the prerequisite, either party should notice another party the dispute nature and its wish to solve the dispute perfectly in case any dispute arides from the interpretation or performance of this contract and its attachments. Both parties should make the great efforts on solving the dispute perfectly within sixty (60) days upon delivery of this notice.

         (b) If both parties cannot solve the dispute perfectly with sixty (60) days, either party can submit the dispute to the arbitration organization in China for adjustment and arbitration.
         (1) The arbitrator should refer to Chinese and English versions of this contract, but the Chinese version is the right one.
         (2) All the procedures of any arbitration should be carried out both in Chinese and English, and every day record sorted out both in Chinese and English;
         (3) The arbitrator should be a qualified professional lawyer who can speak a good English;
         (4) The award is released in English;
         (5) Both parties should bear expenses associated with the arbitration respectively respectively, and expenses for arbitrator should, be apported by both parties.

         (c) The arbitrate adjudication is final which constrains both parties. Both parties agree to accept the constraint of this adjudication and act as such adjudication.

         (d) When any dispute occurs and is arbitrated, both parties should continue to exercise their rights and perform their obligation under the contract.

         (e) Any contents in this clause cannot be considered not to allow either party to get help from the lawful or administrative departments.

32.      Language text

         This contract (including attachments) is written in Chinese and English, four (4) copies each. Each party will have two (2) Chinese copies and two (2) English copies. When they are inconsistent, the Chinese version is the right one.

33.      Miscellaneous stipulations

         (a) If either party cannot exercise or prolong the exercise of any right or special right under this contract, this is not considered as the waive. Any right or special right that is not completely exercised will not block their exercise in the future.

         (b) Both parties agree to keep the cooperative enterprise sincerely abiding by the Chinese laws applicable for the cooperative enterprise. Party A agrees to support Party B to


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follow U.S. laws and regulations applicable for the cooperative enterprise including but not limited to U.S. Federal Aviation Administration Law and regulations as well as the restriction of the technical transformation issued by U.S. Government.

         (c) This contract and its attachments are the complete agreement of this contract for both parties and substitute and past discussion, exchange, memorandum, negotiation, understanding and other documents as well as agreements. The documents and letters signed previously by both parties will automatically lose their effectiveness since this contract becomes effective.

         (d) The right and obligations of both parties under the contract during the cooperative period existing always. The establishment of the cooperative enterprise and adoption of the constitution should not block the right and obligations under the contract. When this contract is inconsistent with the constitution, this contract is the right one.

         (e) If a party sends the notice to another party by telegram, telex, fax or air registered letter under the following addresses or other addresses that are replaced by the notice, the notice or telecommunication should be considered as received twenty (20) days after the stamp date, e.g. the notice or telecommunication on this contract by air registered letter. The notice by telex or fax should be taken as received upon two (2) work days when they are sent.

         Party A:       China Northern Airlines
                        Shenyang Taixian Airport, the People's Republic of China
                        Addressee: Li Danbin
                        Telephone: (024) 9392602
                        Fax:(024) 9392954

         Party B:       U.S. Pasco International Aviation Corp.
                        Address: 1100 N. W. 54th Street,
                        Ft. Lauderdale, FL 33309, USA
                        Addressee: Mr. Simon Chiang
                        Telephone: 001-954-351-9880
                        Fax: 001-9-54-351-9862

         (f) If both parties of the cooperative enterprise produce the liability relationship mutually during the cooperative period or produce the liability relationship for the cooperative enterprise, the uncompensated payment resulted from any above liability relationship before the termination will not affected due to the termination. When this contract is terminated, the obligation of debtor to compensate the creditor should not be released.

         (g) Attachments of this contract are the complete part of this contract and have the same effectiveness as the contract itself.



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



         (h) This contract is signed by the representatives authorized by both parties on February 28, 1996.



         Signature on behalf of               Signature on behalf of
         Party A                              Party B


         /s/ Jiamg Lianying                   /s/ Simon Chiang

         Jiang Lianying                       Simon Chiang
         China Northern Airlines              Pasco International Aviation Corp.






























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